Exhibit 99.1

NEW YORK CITY REIT 4 th Quarter 2019 Investor Presentation 123 William Street - New York, NY

2 COVID - 19 Update ▪ Short Term Market Disruption: The challenges of COVID - 19 will impact every business and, although we don’t underestimate the significance of COVID - 19, we believe this is a short to midterm crisis ▪ Resilient Market Trends: We believe companies will continue to demand New York City office space necessary for their operations while consumers will resume their retail habits as New York City continues to be a major tourist destination ▪ Strong Portfolio Fundamentals: We have worked diligently to construct a best - in - class portfolio mostly located in Manhattan with high occupancy levels and long lease durations ▪ Portfolio occupancy of 90% ▪ Weighted average remaining lease term of 6.8 years ▪ Robust Leasing Pipeline: As of the end of February 2020, there were over 42,000 square feet of executed leases that have not commenced yet and over 51,000 square feet in our forward pipeline of new leases and renewals we are currently negotiating ▪ Favorable Debt Capital Markets: While equity markets remain volatile, we are exploring accretive options to refinance certain pieces of debt to take advantage of historically low interest rates ▪ Year over year, the Company decreased its effective interest rate from 4.5% to 4.4% New York City REIT (“NYCR” or the “Company”) remains focused on ensuring the health and safety of our tenants, staff and customers while continuing to execute on our business strategy

3 NYCR Highlights ▪ 9 Times Square lease - up has been extremely successful with occupancy materially increasing from 84.3% in Q4 2018 to 90.1% in Q4 2019 ▪ NYCR had three new long - term leases and one renewal with over 42,000 square feet of executed leases that have yet to commence as of February 29, 2020 ▪ Executed occupancy (1) of 91% ▪ Executed leases equal over $2.8 million of annual rent per year ▪ In July, the Company acquired a fee - simple interest in three retail condominium units located at 196 Orchard Street in Manhattan for an aggregate contract sale price of $89 million, excluding acquisition related costs ▪ Retail condominium units consist of approximately 60,000 rentable square feet and are currently 100% leased to three high quality tenants (CVS, Equinox and Marshalls) ▪ All three tenants are subject to rent escalators and have a weighted average remaining lease term of 13 years ▪ The Company entered into a 10 - year term loan with Nationwide Life Insurance Company for $51 million with an attractive fixed interest rate of 3.85% relating to the acquisition of 196 Orchard Street New York City REIT portfolio occupancy at 90% 1) Executed occupancy is defined as occupancy as of December 31 , 2019 plus executed leases as of February 29 , 2020 for spaces that were unoccupied as of December 31 , 2019 .

4 Q4 2019 Leasing Activity Property Rentable SF 12/31/2018 Occupancy 12/31/2019 Occupancy Occupied SF Increase / (Decrease) 123 William Street 543k SF 98% 93% (32k) SF 1140 Avenue of the Americas 243k SF 91% 79% (29k) SF 9 Times Square 167k SF 84% 90% 10k SF 196 Orchard Street (1) ( 2019 Acquisition ) 60k SF N/A 100% 60k SF 8713 5 th Avenue (2) ( 2018 Acquisition ) 18k SF 100% 100% - Other Properties (3 Properties) 133k SF 91% 91% - NYCR Portfolio 1.2 million SF 94% 90% 9k SF 1) 2018 Occupancy does not include 196 Orchard Street which was purchased in July 2019. 2) 2018 Occupancy does not include 8713 5 th Avenue which was purchased in October 2018.

5 Key Initiatives 1) We define net leverage as total mortgage notes payable, gross of $405.0 million less cash and cash equivalents of $51.2 milli on divided by total real estate investments at cost of $862.6 million as of December 31, 2019. NYCR Continues to Execute on its Investment Strategy ▪ NYCR’s management team continues to focus on its strategic objectives: ▪ Emphasis on leasing activity, including both new leases and renewal activity to drive occupancy ▪ Maintain an efficient capital structure ▪ Pursue selective acquisitions in New York City ▪ Position the Company for a liquidity event ▪ Improved occupancy at one of NYCR’s largest properties compared to fourth quarter 2018: ▪ 9 Times Square – Increased occupancy from 84% to 90% ▪ Robust executed leasing pipeline of over 42,000 square feet where leases have not yet commenced ▪ Net leverage remains low at 41% (1) providing room for potential portfolio growth

6 NYCR continues to be bullish on the long - term fundamentals in the New York City real estate market, particularly in the Manhattan office market New York City Market Trends NYC population is forecasted to reach 8.8 million people in 2030 Overall Vacancy & Asking Rent - Manhattan Office (3) 7.1 7.3 8.0 8.24 8.6 8.8 5.0 5.5 6.0 6.5 7.0 7.5 8.0 8.5 9.0 9.5 1980 1990 2000 2010 2020 2030 Millions NYC employment is currently at a historical ten - year high NYC Population at Record High (2) 3,712 3,730 3,818 3,905 3,999 4,130 4,255 4,341 4,414 4,525 4,639 0 1,000 2,000 3,000 4,000 5,000 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 NYC Employment Trends (1) Jobs in 000's 1) Source: Bureau of Labor Statistics. 2) Source: New York City Department of City Planning. 3) Source: Cushman & Wakefield Research, Marketbeat Manhattan Office Q4 2019.

Portfolio Overview

NYCR's portfolio of $863 million of real estate investments, at cost, is distributed across eight mixed-use office and retail condominium buildings located in New York City

- Eight properties consisting of 1.2 million square feet
- Portfolio occupancy of 89.6%
- Weighted average remaining lease term of 6.8 years(1)

Real Estate Investment Summary
($ amounts in thousands)

Portfolio	Acquisition Date	Number of Properties	Rentable Square Feet	Occupancy	Remaining Lease Term (1)	Debt(2)
Unencumbered Assets						
421 W 54th Street - Hit Factory*	Jun. 2014	1	12,327	0%	0	
****Subsequent to December 31, 2019, the Company entered into an agreement to sell this property***						
Unencumbered Sub-total		*1*	*12,327*	*0%*	*0*	
Encumbered Assets						
400 E 67th Street - Laurel	Sept. 2014	1	58,750	100%	6.4	$44,610
200 Riverside Boulevard - ICON	Sept. 2014	1	61,475	100%	17.7	$5,390
9 Times Square	Nov. 2014	1	167,390	90%	7.3	$55,000
123 William Street	Mar. 2015	1	542,676	93%	6.5	$140,000
1140 Avenue of the Americas	Jun. 2016	1	242,646	79%	4.6	$99,000
8713 Fifth Avenue	Oct. 2018	1	17,500	100%	5.4	$10,000
196 Orchard Street	Jul. 2019	1	60,297	100%	12.9	$51,000
Encumbered Sub-total		*7*	*1,150,734*	*91%*	*6.8*	*$405,000*
Portfolio Totals		**8**	**1,163,061**	**89.6%**	**6.8**	**$405,000**

Note: Data as of 12/31/2019.
1) Remaining lease term in years as of 12/31/2019, calculated on a weighted-average basis.
2) Mortgage notes payable, gross as of 12/31/2019.



Note: Map shows seven properties located in Manhattan. Medical office building in Brooklyn not pictured.

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Balance Sheet and Distribution Update

NYCR maintains a conservative balance sheet with a net leverage of 41%[2]

$ amounts in 000's

Consolidated Balance Sheets	Q4 2019	Q3 2019
Total Real Estate Investments (at Cost)	$862,608	$868,187
Cash	51,199	53,818
Other Assets [1]	(12,451)	(12,682)
Total Assets	**$901,356**	**$909,323**
Mortgage Note Payable, net of deferred financing costs	$395,031	$394,624
Other Liabilities	85,776	88,052
Total Liabilities	480,807	482,676
Total Stockholders' Equity	420,549	426,647
Total Liabilities & Equity	**$901,356**	**$909,323**

Distribution Update

NYCR continues to make progress on our previously announced leasing initiatives which were funded, in part, by the suspension of the monthly distribution. The benefits are highlighted below and NYCR expects to realize additional cash inflows in the future:

- $1.7 million increase in Cash NOI[3] to $8.7 million year-over-year
- Acquisition of 196 Orchard Street, fully occupied at 12/31/2019
- **As additional rent commences under new leases and once the effects of the current COVID-19 virus become more certain, our board of directors will evaluate the resumption of distribution**

Property	Outstanding Loan Amount as of 12/31/2019	Fixed[4] / Floating	Effective Interest Rate	Maturity
123 William Street	$140,000	Fixed	4.7%	March 2027
1140 Avenue of the Americas	99,000	Fixed	4.1%	July 2026
9 Times Square	55,000	Fixed	3.7%	April 2024
196 Orchard Street	51,000	Fixed	3.9%	August 2029
Laurel Condo / ICON Garage	50,000	Fixed	4.6%	May 2028
8713 Fifth Avenue	10,000	Fixed	5.0%	November 2028
Less: deferred financing costs, net	(9,969)			
Total / Wtd. Average	**$395,031**		**4.4%**	

1) Other Assets includes accumulated depreciation partially offset by, among other items, restricted cash as of 12/31/2019 in the amount of $7.1M.
2) We define net leverage as total mortgage notes payable, gross of $405.0 million less cash and cash equivalents of $51.2 million divided by total real estate investments at cost of $862.6 million as of 12/31/2019.
3) NOI, or net operating income, is a non-GAAP measure. See page 10 of this presentation for a detailed reconciliation schedule of NOI.
4) Fixed as a result of the Company having entered into a "pay-fixed" interest rate swap agreement, which is included in derivatives, at fair value on the consolidated balance sheet as of December 31, 2019

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9 Management Team Chris Masterson Chief Financial Officer and Treasurer ▪ Elected Chief Financial Officer and Treasurer of New York City REIT in September 2019 ▪ Serves as Chief Financial Officer of Global Net Lease ▪ Past experience includes accounting positions with Goldman Sachs and KPMG ▪ Certified Public Accountant in New York State Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Previously served as Senior VP of sales and leasing for American Financial Realty Trust ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (now known as ADISA ) Zachary Pomerantz Senior Vice President of Asset Management ▪ Responsible for asset management and leasing activity ▪ Former Asset Manager for New York REIT, Inc., a nearly 2 million square foot portfolio of New York City properties ▪ Previously worked at ProMed Properties, Swig Equities, Tishman Speyer and Mall Properties

10 Reconciliation of Non - GAAP Metrics: NOI Net Operating Income (NOI) Reconciliation Schedule (in thousands) Three Months Ended December 31, 2019 Three Months Ended December 31, 2018 Net Loss (in accordance with GAAP) $ (6,670) $ (5,133) Other income (160) (205) General & Administrative 1,439 1,170 Asset and property management fees to related parties 1,945 1,577 Acquisition & Transaction Related (5) 406 Depreciation & Amortization 8,390 7,269 Interest Expense 4,846 3,610 Gain on sale of investment securities - - Accretion of below - and amortization of above - market lease liabilities and assets, net (103) (487) Straight - line rent (revenue as a lessor) (1,012) (1,240) Straight - line ground rent (expense as lessee) 27 27 Cash NOI $ 8,697 $ 6,994

11 Important Information Risk Factors For a discussion of the risks which should be considered in connection with our company, see the section entitled “Item 1 A . Risk Factors” in New York City REIT, Inc . ’s (the “Company” or “NYCR”) Annual Report on Form 10 - K filed with the U . S . Securities and Exchange Commission (“SEC”) on March 19 , 2020 . Forward - Looking Statements This presentation may contain forward - looking statements . These forward - looking statements involve substantial risks and uncertainties . Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward - looking statements the Company makes . You can identify forward - looking statements by the use of forward looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases . Please review the end of this presentation and the Company’s Annual Report on Form 10 - K and Quarterly Reports on Form 10 - Q for a more complete list of risk factors, as well as a discussion of forward - looking statements .

12 Risk Factors There are risks associated with an investment in our Company . The following is a summary of some of these risks . For a discussion of the risks which should be considered in connection with our Company, see the section entitled “Item 1 A . Risk Factors” in the Company’s Annual Report on Form 10 - K filed with the SEC on March 19 , 2020 . • All of our executive officers are also officers, managers or holders of a direct or indirect controlling interest in our advisor, New York City Advisors, LLC (our "Advisor") and other entities affiliated with AR Global Investments, LLC (the successor business to AR Capital, LLC, "AR Global") ; as a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investor entities advised by AR Global affiliates, and conflicts in allocating time among these entities and us, which could negatively impact our operating results ; • We depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants ; • We may not be able to achieve our rental rate objectives on new and renewal leases and our expenses could be greater, which may impact operations ; • Effective March 1 , 2018 , we ceased paying distributions . There can be no assurance we will be able to resume paying distributions at our previous level or at all ; • Our properties may be adversely affected by economic cycles and risks inherent to the New York metropolitan statistical area ("MSA"), especially New York City ; • A pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global pandemic of the novel coronavirus, could adversely affect us ; • We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates ; • We may fail to continue to qualify to be treated as a real estate investment trust for United States federal income tax purposes ("REIT") ; • Because investment opportunities that are suitable for us may also be suitable for other AR Global - advised programs or investors, our Advisor and its affiliates may face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders ; • Any potential future acquisition is subject to market conditions and capital availability and may not be identified or completed on favorable terms ; • No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid ; • Our stockholders are limited in their ability to sell their shares pursuant to our share repurchase program (the "SRP") which is currently suspended and may have to hold their shares for an indefinite period of time ; • If we and our Advisor are unable to find suitable investments, then we may not be able to achieve our investment objectives, or pay distributions ; and • As of December 31 , 2019 , we owned only eight properties and therefore have limited diversification .

13 ▪ For account information, including balances and the status of submitted paperwork, please call us at (866) 902 - 0063 ▪ Financial Advisors may view client accounts, statements and tax forms at www.dstvision.com ▪ Shareholders may access their accounts at www.ar - global.com NewYorkCityREIT.com